Exhibit 99.1



For Immediate Release
---------------------

Contact:
     Paul Colasono, CFO
     Franklin Credit Management Corporation
     (212) 925-8745 ext. 169
     pcolasono@franklincredit.com
     ----------------------------


            FRANKLIN CREDIT MANAGEMENT CORPORATION FILES REGISTRATION
                     STATEMENT FOR THE SALE OF COMMON STOCK

NEW YORK, New York, June 10, 2005 - Franklin Credit Management Corporation (OTC Bulletin Board: FCSC) today announced that it has filed a registration statement on Form S-1 with the Securities and Exchange Commission relating to a proposed underwritten public offering of 1,100,000 shares of common stock. Ryan Beck & Co., Inc. will serve as sole underwriter of the offering and will be granted an option to purchase up to an additional 15% of the offering to cover over-allotments, if any.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This offering will be made only by means of a prospectus.

To receive a copy of the preliminary prospectus when it is available, contact Ryan Beck & Co., Inc., 18 Columbia Turnpike, Florham Park, New Jersey 07932 or via phone at 800-342-2325.

Franklin Credit Management Corporation is a specialty consumer finance company primarily engaged in two related lines of business: (1) the acquisition, servicing and resolution of performing, reperforming and nonperforming residential mortgage loans and real estate assets; and (2) the origination of non-prime mortgage loans both for the portfolio and for sale into the secondary market.